EXHIBIT 99.3
Terms used in this Exhibit 99.3:
•	the term “Bon-Ton” refers to The Bon-Ton Stores, Inc. and its subsidiaries, including The Bon-Ton Department Stores, Inc. and the other guarantors;

•	the term “NDSG” refers to the Northern Department Store Group acquired by Bon-Ton from Saks Incorporated on March 6, 2006;

•	the terms “Company,” “we,” “us,” and “our” refer to Bon-Ton and NDSG on a consolidated, pro forma basis;

•	the term “Acquisition” refers to Bon-Ton’s acquisition of NDSG on March 6, 2006;

•	the term “Transactions” refers to the Acquisition, the offering of the notes and our new credit facilities;

•	the term “new credit facilities” refers to, collectively, our new senior secured credit facility and our new mortgage loan facility;

•	the term “new mortgage loan facility” refers to our $260 million mortgage loan facility;

•	the term “new senior secured credit facility” refers to our $1.0 billion senior secured revolving credit facility; and

•	the term “notes” refers to our 10 1/4% senior unsecured notes due 2014.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
      The following unaudited pro forma consolidated financial data for the Company give effect to the Transactions as if they had occurred on the dates indicated below and after giving effect to the pro forma adjustments indicated below. The unaudited pro forma consolidated balance sheet as of October 29, 2005 has been derived from Bon-Ton’s unaudited consolidated balance sheet as of October 29, 2005 and NDSG’s unaudited consolidated balance sheet as of October 29, 2005, adjusted to give effect to the Transactions as if they occurred on October 29, 2005. The unaudited pro forma consolidated statement of operations for the fiscal year ended January 29, 2005 has been derived from Bon-Ton’s audited consolidated statement of operations for Bon-Ton’s fiscal year ended January 29, 2005, and NDSG’s audited consolidated statement of operations for NDSG’s fiscal year ended January 29, 2005, and gives effect to the completion of the Transactions, as if they had occurred on February 1, 2004. The unaudited pro forma statement of operations for the 39 weeks ending October 29, 2005 has been derived from Bon-Ton’s unaudited consolidated statement of operations for Bon-Ton’s 39-week period ended October 29, 2005, and NDSG’s unaudited consolidated statement of operations for NDSG’s 39-week period ended October 29, 2005, and gives effect to the completion of the Transactions, as if they had occurred on February 1, 2004.
      The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma results of operations are not necessarily indicative of the results of operations that would have been achieved had the Transactions been consummated on the date indicated or that will be achieved in the future. The unaudited pro forma consolidated financial data are based on preliminary estimates and assumptions set forth in the accompanying notes. Pro forma adjustments are necessary to reflect the estimated purchase price and to adjust amounts related to NDSG’s assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the changes in depreciation and amortization expense resulting from fair value adjustments to assets, interest expense due to the new debt structure, and the taxation of NDSG’s income as a result of the Transactions, as well as the effects related to such pro forma adjustments.
      The pro forma adjustments and allocation of purchase price, including intangible assets and liabilities, are only preliminary and are based on our current estimates of the fair value of the assets acquired and liabilities assumed in connection with the Acquisition. The final purchase price allocation will be completed after asset and liability valuations are finalized and these preliminary estimates will change when the actual fair values are determined. This final valuation will be based on the actual assets and liabilities of NDSG that exist as of the date of the completion of the Acquisition. Any final adjustments may materially change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a significant change to the unaudited pro forma consolidated financial data.

      The unaudited pro forma financial information shown under this heading is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would actually have occurred had the Transactions been consummated as of the dates or at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial data should be read in conjunction with (a) “Consolidated Financial Statements and Supplementary Data” provided in Bon-Ton’s Annual Report on Form 10-K for the period ended January 29, 2005, filed with the Securities and Exchange Commission (“SEC”) on April 14, 2005; (b) Financial Information provided in Bon-Ton’s Quarterly Report on Form 10-Q for the period ended October 29, 2005, filed with the SEC on December 7, 2005; and (c) the NDSG financial data provided in Exhibits 99.1 and 99.2 filed herewith.

Unaudited Pro Forma Consolidated Balance Sheet
As of October 29, 2005

	Historical	Historical
	Bon-Ton	NDSG
	Oct. 29,	Oct. 29,	Pro Forma		Company
	2005	2005	Adjustments		Pro Forma

	(dollars in thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$14,445	$3,083	$—		$17,528
Other receivables	10,908	—	—		10,908
Merchandise inventories	418,355	590,769	—		1,009,124
Prepaid expenses and other current assets	19,488	64,450	(21,683	)(a)	62,255
Deferred income taxes	7,977	—	—		7,977

Total current assets	471,173	658,302	(21,683)		1,107,792

Property, fixtures and equipment, net of accumulated depreciation and amortization	166,217	436,163	180,000	(b)	782,380
Deferred income taxes	32,892	23,987	(23,987	)(c)	32,892
Goodwill	2,965	172,000	14,064	(d)	189,029
Intangible assets, net of accumulated amortization	8,510	—	41,000	(e)	49,510
Other assets	7,013	12,072	17,460	(f)	36,545

Total assets	$688,770	$1,302,524	$206,854		$2,198,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$174,032	$182,349	$—		$356,381
Accrued payroll and benefits	18,156	13,473	—		31,629
Accrued expenses	46,327	95,755	5,000	(g)	147,082
Current maturities of long-term debt	937	—	4,353	(h)	5,290
Current maturities of obligations under capital leases	246	—	1,731	(i)	1,977
Income taxes payable	2,452	2,558	(2,558	)(j)	2,452

Total current liabilities	242,150	294,135	8,526		544,811

Long-term debt, less current maturities	154,191	—	1,091,002	(k)	1,245,193
Obligations under capital leases, less current maturities	46	33,809	38,166	(l)	72,021
Intercompany investment	—	883,747	(883,747	)(m)	—
Other long-term liabilities	39,787	90,833	(42,700	)(n)	87,920

Total liabilities	436,174	1,302,524	211,247		1,949,945

Shareholders’ equity:
Preferred stock — authorized 5,000,000 shares; no shares issued	—		—		—
Common stock — authorized 40,000,000 shares at $0.01 par value; 14,065,289 shares issued	141		—		141
Class A common stock — authorized 20,000,000 shares at $0.01 par value; 2,951,490 issued and outstanding	30		—		30
Treasury stock, at cost — 337,800 shares	(1,387)		—		(1,387)
Additional paid-in-capital	127,688		—		127,688
Deferred compensation	(6,422)		—		(6,422)
Accumulated other comprehensive loss	(65)		—		(65)
Retained earnings	132,611		(4,393	)(o)	128,218

Total shareholders’ equity	252,596	—	(4,393)		248,203

Total liabilities and shareholders’ equity	$688,770	$1,302,524	$206,854		$2,198,148

Notes to the Unaudited Pro Forma Consolidated Balance Sheet
(dollars in thousands)
      Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to NDSG’s tangible and intangible assets and liabilities based on a preliminary estimate of their fair values. The preliminary estimated consideration is as follows:

Total

Cash consideration paid to Saks	$1,047,280
Estimated transactions costs	22,515

Total consideration	$1,069,795

      Bon-Ton expects the ultimate purchase price allocation will include adjustments to the fair values of depreciable tangible assets, inventory, identifiable intangible assets (some of which may have indefinite lives), and liabilities, including the establishment of any potential liabilities associated with business integration plans, sales of underperforming real estate, and termination and change in control benefits.
(a)     Prepaid expenses and other current assets

Estimate of adjustment to fair value of NDSG’s prepaid expenses and other current assets	$(24,612)
Statutory tax benefit (40%) associated with write-off of commitment fees related to the bridge loan	1,800
Statutory tax benefit (40%) associated with write-off of unamortized deferred financing fees related to Bon-Ton’s existing senior secured credit facility	1,129

$(21,683)

(b)     Property, fixtures and equipment, net of accumulated depreciation and amortization

Estimate of adjustment to fair value of NDSG’s property, fixtures and equipment	$180,000

This allocation has been preliminarily assigned to land and buildings and improvements based upon current assessments of fair value. The preliminary allocation included in these pro forma financial statements is as follows:

		Estimated
	Increase	Remaining
	in Value	Useful Life
Asset Classification
Land	$19,000	n/a
Buildings and improvements	161,000	20 years
(c)     Deferred income taxes

Estimate of adjustment of NDSG’s deferred income taxes	$(23,987)
(d)     Goodwill

Elimination of NDSG’s historical goodwill	$(172,000)
Goodwill resulting from the Acquisition	186,064

$14,064

Notes to the Unaudited Pro Forma Consolidated Balance Sheet
(dollars in thousands)
(e)   Intangible assets, net of accumulated amortization

Estimate of adjustment to fair value of NDSG’s identifiable intangible assets	$41,000
       The values assigned were estimated using relative fair value comparisons with prior transactions. The preliminary allocation to identifiable intangible assets included in these pro forma financial statements is as follows:

		Estimated
	Increase	Remaining
Asset Classification	in Value	Useful Life

Tradenames	$36,000	Indefinite
Customer relationships	$5,000	7 years
(f)   Other assets

Estimate of adjustment to fair value of NDSG’s other assets	$(5,778)
Deferred financing fees related to the notes and the new senior secured credit facility	26,060
Write-off of unamortized deferred financing fees related to Bon-Ton’s existing senior secured credit facility	(2,822)

$17,460

(g)   Accrued expenses

Estimate of severance related costs	$5,000
(h)  Current maturities of long-term debt

Funding of the Acquisition	$4,353
(i)   Current maturities of obligations under capital leases

Estimate of adjustment to fair value of NDSG’s obligations under capital leases	$1,731
(j)   Income taxes payable

Estimate of adjustment of NDSG’s income taxes payable	$(2,558)
(k)  Long-term debt, less current maturities

Funding of the Acquisition	$1,060,442
Funding of deferred financing fees related to the notes and the new senior secured credit facility	26,060
Funding of commitment fees related to the bridge loan	4,500

$1,091,002

(l)   Obligations under capital leases, less current maturities

Estimate of adjustment to fair value of NDSG’s obligations under capital leases	$38,166
(m)  Intercompany investment

Elimination of Saks historical intercompany investment in NDSG	$(883,747)
(n)  Other long-term liabilities

Estimate of adjustment to fair value of NDSG’s pension and post-retirement obligations	$(10,140)
Estimate of adjustment to fair value of NDSG’s other long-term liabilities	(32,560)

$(42,700)

(o)   Retained earnings

Write-off of commitment fees related to bridge loan, net of statutory tax benefit (40%)	$(2,700)
Write-off of unamortized deferred financing fees related to Bon-Ton existing senior secured credit facility, net of statutory tax benefit (40%)	(1,693)

$(4,393)

Unaudited Pro Forma Consolidated Statement of Operations
For the Fiscal Year Ended January 29, 2005

	Historical	Historical
	Bon-Ton	NDSG
	Jan. 29,	Jan. 29,	Pro Forma		Company
	2005	2005	Adjustments(a)		Pro Forma

	(dollars in thousands, except per share data)
Net sales	$1,310,372	$2,162,673	$(11,337	)(b)	$3,461,708
Other income	9,251	—	11,337	(b)	20,588

Total	1,319,623	2,162,673	—		3,482,296

Costs and Expenses:
Costs of merchandise sold	830,414	1,354,363	(18,834	)(b)	2,165,943
Selling, general and administrative	415,921	645,422	18,834	(b)	1,080,177
Depreciation and amortization	27,809	61,910	8,764	(c)	98,483

Income from operations	45,479	100,978	(8,764)		137,693
Interest expense, net	13,437	8,442	84,390	(d)	106,269

Income before income taxes	32,042	92,536	(93,154)		31,424
Income tax provision	11,880	37,334	(37,262	)(e)	11,952

Net income	$20,162	$55,202	$(55,892)		$19,472

Per share amounts —
Basic:
Net income	$1.27	N/A	N/A		$1.22

Weighted average shares outstanding	15,918,650	N/A	N/A		15,918,650

Diluted:
Net income	$1.24	N/A	N/A		$1.20

Weighted average shares outstanding	16,253,254	N/A	N/A		16,253,254

Unaudited Pro Forma Consolidated Statement of Operations
For the 39 Weeks Ended October 29, 2005

	Historical	Historical
	Bon-Ton	NDSG
	Oct. 29,	Oct. 29,	Pro Forma		Company
	2005	2005	Adjustments (a)		Pro Forma

	(dollars in thousands, except per share data)
Net sales	$822,555	$1,453,020	$(6,783	)(b)	$2,268,792
Other income	6,098	—	6,783	(b)	12,881

Total	828,653	1,453,020	—		2,281,673

Costs and Expenses:
Costs of merchandise sold	530,692	904,261	(13,979	)(b)	1,420,974
Selling, general and administrative	285,848	471,380	13,979	(b)	771,207
Depreciation and amortization	21,525	48,146	6,574	(c)	76,245

Income (loss) from operations	(9,412)	29,233	(6,574)		13,247
Interest expense, net	9,710	6,249	64,111	(d)	80,070

Income (loss) before income taxes	(19,122)	22,984	(70,685)		(66,823)
Income tax provision (benefit)	(6,965)	9,239	(28,274	)(e)	(26,000)

Net income (loss)	$(12,157)	$13,745	$(42,411)		$(40,823)

Per share amounts —
Basic:
Net loss	$(0.75)	N/A	N/A		$(2.52)

Weighted average shares outstanding	16,175,790	N/A	N/A		16,175,790

Diluted:
Net loss	$(0.75)	N/A	N/A		$(2.52)

Weighted average shares outstanding	16,175,790	N/A	N/A		16,175,790

Notes to the Unaudited Pro Forma Consolidated Statements of Operations
(dollars in thousands)

(a)	These Unaudited Pro Forma Consolidated Statements of Operations exclude Bon-Ton’s estimated severance and other costs of $5,000, estimated commitment fee costs of $4,500 related to the bridge loan, and the elimination of Bon-Ton’s deferred financing fees of $2,822 related to its existing senior secured credit facility, which are nonrecurring items directly attributable to the transaction.

(b)	Certain reclassifications of historical NDSG have been reflected as pro forma adjustments to conform to the presentation used in the Unaudited Pro Forma Consolidated Statements of Operations. NDSG’s historical leased department revenue was reclassified from net sales to other income, and buying costs were reclassified from costs of merchandise sold to selling, general and administrative.

(c)	Depreciation and amortization

Represents an increase in depreciation and amortization expense resulting from the preliminary estimate of the adjustment to NDSG’s property, fixtures and equipment and identifiable intangible assets based on the adjustment of such assets fair value as discussed in the Notes to the Unaudited Pro Forma Consolidated Balance Sheet. The increase in depreciation and amortization expense has been estimated as follows:

			Additional
			Depreciation/
			Amortization
		Estimated		39 Weeks
	Increase	Remaining	Fiscal Year Ended	Ended
	in Value	Useful Life	Jan. 29, 2005	Oct. 29, 2005

Buildings and improvements	$161,000	20 years	$8,050	$6,038
Definite lived intangible assets	5,000	7 years	714	536

Additional expense			$8,764	$6,574

The unaudited pro forma consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma consolidated financial statements. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact the amount of annual amortization expense. The following table shows the effect on pro forma net income (loss) for every $10,000 of purchase price allocated to property and equipment and amortizing intangible assets at a range of weighted-average useful lives:

	Annual
	Depreciation/	Annual
Weighted-Average Useful Life	Amortization	Net income

Five years	$2,000	$(1,200)
Ten years	1,000	(600)
Twenty years	500	(300)

Notes to the Unaudited Pro Forma Consolidated Statements of Operations
(dollars in thousands)
(d) Interest expense, net

		39 Weeks
	Fiscal Year Ended	Ended
	Jan. 29, 2005	Oct. 29, 2005

Estimated decrease in interest expense resulting from the adjustment of NDSG’s obligations under capital leases to fair value	$(1,526)	$(1,222)
Estimated increase in interest expense as a result of the additional financing required to fund the acquisition consideration	85,916	65,333

	$84,390	$64,111

A 0.125% change in the interest rate of the new senior secured credit facility would impact interest expense in the fiscal year ended January 29, 2005 and the 39 weeks ended October 29, 2005 by $666 and $369, respectively.
(e) Income tax provision (benefit)

		39 Weeks
	Fiscal Year Ended	Ended
	Jan. 29, 2005	Oct. 29, 2005

Aggregate pro forma statutory income tax effect (40%)	$(37,262)	$(28,274)